               CONFIDENTIAL TREATMENT REQUESTED BY M2DIRECT, INC.



                      AGREEMENT REGARDING FLIGHTS IV AND V



       This Agreement regarding Flights IV and V (the "Agreement"), is made and entered into this 16th day of April, 1999, by and between M2Direct, Inc., a Georgia corporation ("M2Direct") and Control Group, Ltd. ("Control"), a Delaware corporation and a wholly owned subsidiary of M2Direct, on one hand; and The Provident Bank, an Ohio corporation ("Provident"), on the other hand.



                                    Recitals:


       (1) Control and Provident entered into that certain Service Agreement dated as of June 30, 1997 (the "Service Agreement"), under which Control has provided certain direct marketing services to Provident, including services generally referred to by Control and Provident as Flights IV and V.


       (2) As described in this Agreement, the parties have agreed to compromise and settle any issues between them regarding the compensation and reimbursement by Provident to Control for Flights IV and V.


       For and in consideration of the recitals stated above, the terms, conditions, representations, warranties and undertakings of the parties described in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:



                                    ARTICLE 1

                        RESTRUCTURING OF FLIGHTS IV AND V



       1.1 Subject to the terms and conditions of this Agreement, Provident agrees to restructure the payment schedule for Flight IV as follows:


       12/31/98      100% of September 1998 account acquisition
                     ****** accounts @$*****                    $4,041,985


       Date of this  100% of December 1998 account acquisition
       Agreement     ***** accounts @$*****                     $  378,033


       Billed revenues represent earned revenues as of 12/31/98 and are not subject to refund. Provident shall pay M2Direct the sum of $378,033 upon the execution and delivery of this Agreement.



       1.2 M2Direct shall issue to Provident a stock purchase warrant in the form of Exhibit A to this Agreement for the purchase of 100,000 shares of the
        -------
common stock of M2Direct at an exercise price of $.01 per share.

--------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

               CONFIDENTIAL TREATMENT REQUESTED BY M2DIRECT, INC.





       1.3 The parties entered into Flight V under agreements that were based upon inaccurate performance assumptions by both parties and underwriting criteria unacceptable to M2Direct. Those agreements included provisions for billings on a per account basis. The parties agreed to restructure Flight V, and Provident also agreed to reimburse M2Direct for any costs incurred under Flight
V. The parties subsequently agreed to terminate Flight V before its originally contemplated termination date and accordingly agree to the following final reconciliation of Flight V based upon costs incurred by M2Direct and accounts booked by Provident:


       2/28/99       100% of account acquisition
                     ***** accounts @$*****                     $4,186,905


       Provident has previously paid M2Direct $3,736,905, paying $2,238,274 on December 10, 1998 and the remainder of such amount in 1999. Provident shall pay the balance of $450,000 upon the execution and delivery of this Agreement. Billed revenues represent earned revenues and are not subject to refund. Provident accepts Flight V as performed and agrees that M2Direct has no contingent liability regarding Flight V.


       1.4 M2Direct agrees to issue a zero coupon promissory note payable in one payment of One Million Dollars ($1,000,000) on the fifth anniversary of the date of this Agreement, provided that the note shall be payable to Provident in full upon the closing of M2Direct's initial public offering (the "IPO"), which for this purpose means an underwritten offering of shares of its common stock, after which its common stock is traded on the Nasdaq National Market or a national stock exchange.


       1.5 Subject to the terms and conditions of this Agreement, M2Direct agrees to deposit with Provident not less than one half of the net proceeds of the IPO. Provident shall pay interest to M2Direct at a commercially reasonable rate for such a sum.


       1.6 M2Direct shall pay the attorneys' fees and disbursements actually incurred by Provident in negotiating this Agreement and the transactions related hereto, not to exceed a total amount of $15,000.


       1.8 The parties agree that the payment schedules contained in the project memorandums for Flight IV and V attached to the Service Agreement are superseded by this Agreement, which eliminates any possible contingent liability of M2Direct regarding Flight IV.



                                   ARTICLE 2

                                 MISCELLANEOUS





       2.1    Time of the Essence. Time is of the essence of this Agreement.
              -------------------

--------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

               CONFIDENTIAL TREATMENT REQUESTED BY M2DIRECT, INC.




       2.2    Governing Law. This Agreement shall be interpreted, construed, and
              -------------
enforced in accordance with the laws of the State of Ohio.



       2.3    Counterparts. This Agreement may be executed simultaneously in
              -------------
several counterparts, each of which shall be deemed an original; but all of which together shall constitute one document.



       2.4    Succession and Assignment. This Agreement shall be binding upon
              --------------------------
and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of M2Direct and Provident.



       2.5    Entire Agreement. This Agreement contains the entire agreement of
              -----------------
the parties hereto with respect to the transactions covered hereby and there are no representations, warranties, agreements, undertakings or conditions, express or implied, except as set forth herein. Without limiting the foregoing, the agreement memorialized in this Agreement eliminates any possible contingent liability of M2Direct regarding Flights IV and V.



       2.6    Amendment and Waiver. This Agreement may not be amended,
              ---------------------
supplemented, or otherwise modified except by an instrument in writing signed by each of the parties hereto. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.



       2.7    Severability. Every provision of this Agreement is intended to be
              -------------
severable, and if any term or provision is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.


       2.8 Construction. The parties to this Agreement have participated jointly
           ------------
in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed to also refer to the rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.



                      [Signatures begin on following page.]

               CONFIDENTIAL TREATMENT REQUESTED BY M2DIRECT, INC.


    The undersigned have signed this Agreement as of the date stated above.


Provident Bank                                M2Direct, Inc.



By:  /s/ Robert M. Molter                     By: /s/ John P. Kelly
     ----------------------------                 ----------------------
     Name: Robert M. Molter                   Name: John P. Kelly
           ----------------------                   --------------------
     Title: Senior Vice President             Title: President and CEO
            ---------------------                    -------------------


                                              Control Group, Ltd.



                                              By: /s/ Michael T. Kane
                                                  ------------------------
                                                   Name: Michael T. Kane
                                                         -----------------
                                                   Title: Vice President
                                                          ----------------